Exhibit 11

                              Consent of Auditors


                         Independent Auditor's Consent


To the Board of Trustees and Shareholders
The North Carolina Tax Free Bond Fund

We consent to the use of our report dated September 29, 1995 included in the registration statement on Form N-1A of The North Carolina Tax Free Bond Fund, a series of the Albemarle Investment Trust, and to the reference to our firm under the heading "Financial Highlights" in the prospectus.


KPMG Peat Marwick LLP


Richmond, Virginia
December 8, 1995